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                                                                Exhibit 4.1












                                SUPPLEMENTAL INDENTURE

                              dated as of March 14, 1997

                                   to the Indenture

                             dated as of November 1, 1987

                                    by and between

                           SERVICE CORPORATION INTERNATIONAL

                                          and

                                 THE BANK OF NEW YORK,
                                      as Trustee



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      SUPPLEMENTAL  INDENTURE,  dated as of March 14,  1997  (the  "Supplemental
Indenture"), between SERVICE CORPORATION INTERNATIONAL (the "Company"), a Texas corporation, and THE BANK OF NEW YORK, as trustee (the "Trustee"), to the Indenture dated as of November 1, 1987 (as amended to the date hereof, the "Original Indenture"), between the Company and the Trustee.

                                       RECITALS

      The Company duly authorized the creation of an issue of Medium-Term Notes, Series A (the "Securities"), of substantially the tenor and amount set forth in the Original Indenture, and to provide therefor the Company duly authorized the execution and delivery of the Original Indenture;

      All acts and things necessary were done to make the Securities, when executed by the Company and authenticated and delivered under the Original Indenture and duly issued by the Company, the valid obligations of the Company and to make the Original Indenture a valid agreement of the Company in accordance with the terms of the Original Indenture;

      The Company has offered to purchase for cash (the "Tender Offer") all of the outstanding Securities. In conjunction with the Tender Offer, the Company has solicited consents (the "Consents") from Holders to certain proposed amendments to the Original Indenture (the "Consent Solicitation");

      This Supplemental Indenture incorporates the amendments to which such Holders have consented; and

      All acts and things necessary have been done to make this Supplemental Indenture a valid agreement of the Company in accordance with the terms of the Original Indenture.

      NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

      The parties hereto mutually covenant and agree and do hereby amend the Original Indenture as follows:

      ARTICLE I.  Amendment to Section 1008.  Paragraph (A) of the proviso to
Section 1008 is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:

        ("A) from acquiring and retaining property subject to mortgages, pledges, encumbrances, liens or security interests existing thereon at the date of acquisition thereof, or from creating within one year of such acquisition mortgages, pledges, encumbrances or liens upon property acquired by it after November 23, 1987, as security for purchase money obligations incurred by it in connection with the acquisition of such property, whether payable to the person from whom such property is acquired or otherwise;"


      ARTICLE II. Amendment to Section 101. The definition of "Subsidiary" in Section 101 is hereby deleted in its entirety and the following definition is hereby substituted in lieu thereof:

        "'Subsidiary' means any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling any one or more of the Company and its Subsidiaries to elect a majority of the directors of such corporation, either at all times or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors."






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      ARTICLE III.   Miscellaneous.
      (a) This Supplemental Indenture shall be construed as supplemental to the Original Indenture and shall form a part thereof, and the Original Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby , is hereby ratified, approved and confirmed.

      (b) THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT THAT THE RIGHTS AND LIMITATIONS OF RIGHTS, DUTIES AND OBLIGATIONS OF THE TRUSTEE HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ITS CORPORATE TRUST OFFICE.

      (c)  This   Supplemental   Indenture  may  be  executed  in  two  or  more
counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.


      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective authorized officers as of the day and year first above written.


                                       SERVICE CORPORATION INTERNATIONAL

                                       By: /s/ Gregory L. Cauthen
                                       -------------------------------------
                                       Name:   Gregory L. Cauthen
                                       Title:  Vice President and Treasurer



                                       THE BANK OF NEW YORK,
                                       as Trustee

                                       By: /s/ Stephen J. Giurlando
                                       -------------------------------------
                                       Name:   Stephen J. Giurlando
                                       Title:  Assistant Vice President